UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2016

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 8, 2016, ACRC Lender B LLC (“ACRC Lender B”), a subsidiary of Ares Commercial Real Estate Corporation (the “Company”) entered into a $125 million Amended and Restated Bridge Loan Warehousing Credit and Security Agreement (the “BAML Facility”) with Bank of America, N.A. The BAML Facility amends and restates, and replaces in its entirety, the existing $50 million credit facility (the “Existing BAML Facility”) with Bank of America, N.A. The BAML Facility continues to be fully guaranteed by the Company.

The terms and conditions of the BAML Facility remain the same as under the Existing BAML Facility in all material respects, except that: (1) the total commitment amount of the BAML Facility was increased to $125 million from $50 million; (2) ACRC Lender B may obtain advances secured by eligible commercial mortgage loans collateralized by multifamily properties and not healthcare facilities; and (3) certain financial covenants applicable to the Company were amended.

The foregoing description of the BAML Facility is only a summary of certain material provisions of the agreement relating to the BAML Facility and is qualified in its entirety by reference to a copy of such agreement, which is filed herewith as Exhibit 10.1 and by this reference incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1

Amended and Restated Bridge Loan Warehousing Credit and Security Agreement, dated as of August 8, 2016, by and among ACRC Lender B LLC, Bank of America, N.A., as Administrative Agent and Lender and the other Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2016

ARES COMMERCIAL REAL ESTATE CORPORATION

	By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Vice President and Secretary